UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 17, 2014 Tel-Instrument Electronics Corp. (NYSE MKT: TIK) announced second quarter revenues increased 16% sequentially to $3.58 million as compared to the first quarter of the current fiscal year.  The Company reported a net loss of $248,195 (or $0.08 per share). During the quarter Tel received two military contracts totaling $3 million, and refinanced its existing term loan with BCA Mezzanine Fund (“BCA”) with a loan from Bank of America.

The Company’s financial results for the period ended September 30, 2014 are also disclosed in Company’s Form 10-Q filed with the Securities and Exchange Commission on November 14, 2014.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

99.1*                   Press release dated November 17, 2014, “Tel-Instrument Electronics Corp. Announces Second Quarter FY Results; $3 Million of New Orders; and $1.2 Million Term Loan from Bank of America.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: November 18, 2014	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer